                                                                    EXHIBIT 23.1



                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                               Road Town, Tortola
                             British Virgin Islands




9 June 1997                                                   SCG/jnw/11-0715.01




Dransfield China Paper Corporation
c/o P.O. Box 71
Road Town, Tortola
British Virgin Islands

Re:  DRANSFIELD CHINA PAPER CORPORATION

Dear Sirs:

     We hereby consent to the inclusion of the name of this firm as an expert in the Amendment on Form F-1 to Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and consent to the inclusion therein of our opinion as to the legality of the securities being registered.

Yours faithfully,


/s/ Harney, Westwood & Riegels

HARNEY, WESTWOOD & RIEGELS